UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 4, 2016
Date of report (Date of earliest event reported)

HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E.,
Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)

(320) 587-3797
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on November 1, 2015, Hutchinson Technology Incorporated (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Headway Technologies, Inc., a California corporation (“Parent”), and Hydra Merger Sub, Inc., a Minnesota corporation and wholly owned subsidiary of Parent (“Merger Subsidiary”). Pursuant to the Merger Agreement, Merger Subsidiary will merge with and into the Company, and the Company will continue as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Subsidiary are each beneficially owned by TDK Corporation.

On March 4, 2016, the Company, Parent and its affiliates received notice from the Committee on Foreign Investment in the United States (“CFIUS”) stating that there were no unresolved national security concerns with respect to the Merger and that CFIUS had concluded its review.

Completion of the transactions contemplated by the Merger Agreement remains subject to the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the satisfaction or waiver of the other closing conditions specified in the Merger Agreement. The Company expects to complete the transactions contemplated by the Merger Agreement during the second calendar quarter of 2016.

Cautionary Note Regarding Forward-Looking Statements

This report may include predictions, estimates and other information that might be considered forward-looking statements, including, without limitation, statements relating to the completion of the transactions contemplated by the Merger Agreement. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) the Company’s inability to consummate the Merger within the anticipated time period, or at all, due to the failure to satisfy the conditions to the completion of the Merger, including the termination or expiration of any waiting period applicable to the Merger under the HSR Act; (2) the risk that the Company’s stock price may decline significantly if the Merger is not completed; (3) the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger; (4) the effect of the announcement or pendency of the Merger on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against the Company and others; (6) the risk that the Merger Agreement may be terminated in circumstances requiring the Company to pay Parent a termination fee of up to $4.2 million; (7) risks that the proposed Merger disrupts the Company’s current plans and operations or affects its ability to retain or recruit key employees; (8) risks related to diverting management’s or employees’ attention from ongoing business operations; and (9) other risks to consummation of the transaction, including the risk that the Merger may not be consummated in a timely manner, if at all. Additional factors that may affect the future results of the Company are set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2015, quarterly reports on Form 10-Q and current reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: March 7, 2016	/s/ David P. Radloff
David P. Radloff
Vice President and Chief Financial Officer